SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC 20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 15, 1995



                       MULTIMEDIA, INC.
    (Exact name of registrant as specified in its charter)


     South Carolina                0-6265       57-0173540
     --------------             ------------    ------------
     (State or other            (Commission    (IRS Employer
     jurisdiction of            File Number )   Identification
     incorporation)                             Number)



                           305 South Main Street
                           Greenville, SC  29601
              ------------------------------------------------
             (Address of principal executive offices; zip code)


Registrant's telephone number, including area code: 803 298-4373


         -----------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.  Other Events

On November 15, 1995, the shareholders (the "Shareholders") of Multimedia, Inc., a South Carolina corporation (the "Company"), approved and adopted an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 24, 1995, by and among Gannett Co., Inc. ("Gannett"), Gannett Multimedia Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Gannett, and the Company at its special meeting (the "Special Meeting") of Shareholders held today. Holders of approximately 75.8% of the shares of the Company's common stock, par value $.10 per share, outstanding on the record date for the Special Meeting voted in favor of the Merger Agreement.

On November 15, 1995, the Company issued a press release relating to the vote of the Shareholders and certain other matters relating to the proposed merger described in the Merger Agreement. A copy of the press release is attached as Exhibit 1 hereto and is incorporated herein by reference.


Item 7. Financial Statements and Exhibits

     (c) Exhibits

         1.  Press release dated November 15, 1995.

                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       MULTIMEDIA, INC.




Dated: November 15, 1995        By: SIGNATURE APPEARS HERE
                                _________________________________
                                Robert E. Hamby, Jr.
                                Senior Vice President and
                                Chief Financial Officer




Dated: November 15, 1995        By: SIGNATURE APPEARS HERE
                                __________________________________
                                Frederick G. Lohman
                                Vice President-Controller